Consent of Independent Registered Public Accounting Firm
The Board of Trustees
Clipper Funds Trust:
We consent to the use of our report dated February 19, 2021, with respect to the financial statements and financial highlights of Clipper Fund (a series of Clipper Funds Trust), as of December 31, 2020, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Third-Parties Receiving Portfolio Holdings Information” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
KPMG LLP
Denver, Colorado
April 28, 2021